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                                                                EXHIBIT 10.11











                           MORTGAGE AND LOAN AGREEMENT

                                  By and among

     RF CAPITAL CORP., MIN CAPITAL CORP., AND HANOVER HILL HOLSTEINS , INC.,

                                 as the Lenders,

                                       and

                             PREMIER MORTGAGE CORP.

                                 as the Borrower















                          Dated as of ___________, 1996
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                           MORTGAGE AND LOAN AGREEMENT


         THIS MORTGAGE AND LOAN AGREEMENT (the "Agreement"), dated as of ____________, 1996, between PREMIER MORTGAGE CORP., a New Jersey corporation, as the Borrower ("Borrower") and RF CAPITAL CORP., a New York corporation ("RF"), MIN CAPITAL CORP., a New York corporation ("Min") and HANOVER HILL HOLSTEINS , INC., a New York corporation, and JSF Properties Corporation, a New York corporation ("JSF"), (Hanover" and together with RF and Min, the "Lenders.")

         WHEREAS, the Borrower wishes to obtain a funding from the Lenders and the Lenders wish to make available such funding, subject to the terms and conditions set forth herein;

         WHEREAS, the Borrower intends to pledge its assets from time to time to secure the funding described herein ("Secured Loan's");

         WHEREAS, the Borrower intends to use the Secured Loan to finance the rehabilitation of residential properties (the "Collateral").

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:


                                    ARTICLE I
                                THE SECURED LOANS

         Section 1.01. Provisions and Conditions Precedent to Secured Loans. With respect to each funding of loans pursuant to the Secured Loan, the following conditions precedent shall have been met as of the related funding date (the "Funding Date"):

                  (a) all of the representations and warranties of the Borrower in this Agreement shall be true and correct in all material respects as of such Funding Date;

                  (b) the Borrower shall have delivered to the Lenders such documents as the Lenders shall deem necessary or convenient to perfect a security interest in the Collateral, including, without limitation, the filing or amendment of all necessary UCC Statements in all applicable jurisdictions and any signature guarantees and such other documents as the Lenders shall deem necessary or convenient to perfect its security interest in the Collateral including, without limitation, the filing or amendment of all necessary UCC Statements in all applicable jurisdiction and any signature guarantees.

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                  (c) The Borrower hereby acknowledges that, notwithstanding the fact that the promissory note evidencing the Secured Loan (the "Secured Loan Note") is secured by the Collateral, the obligations of the Borrower under the Secured Loan Note are recourse obligations of the Borrower.

         Section 1.02. Additional Provisions and Conditions Precedent to Making Secured Loans.

                  (a) Lenders obligation to make Secured Loans to the Borrower shall terminate on mutual agreement of the parties, on at least sixty (60) days notice.

                  (b) The Lenders shall be obligated to make each such Secured Loan not more than two Business Days following the date of receipt by the Lenders of a written request of such Secured Loan from the Borrower.

                  (c) A Secured Loan hereunder may only be requested if the Borrower certifies in the request relating to such Secured Loan that the proceeds of such Secured Loan will be used for the purpose of residential rehabilitation financing.

                  (d) The Borrower shall not request a Secured Loan more frequently than once a week.

                  (e) Each Secured Loan shall not exceed seventy (70%) percent of the appraised value of the residential property being financed.

         Section 1.03.  Interest Payments on Secured Loans.

                  (a) Interest shall accrue daily with respect to each Secured Loan on each day during the period commencing on the date of the initial Funding Date through and including the last day of the calendar month in which the Funding Date occurs (the "Accrual Period") at a rate equal to the product of (i) 1/360, (ii) the interest rate of ten percent (10%) and (iii) the related Secured Loan Balance on such day. With respect to each Accrual Period, the Lenders shall notify the Borrower on the second day following the end of the Accrual Period of the amount of interest which accrued on the Secured Loan during such Accrual Period and such accrued interest shall be due and payable on the fifth day following the sale of the residential rehabilitation property secured by the Secured Loan (the "Payment Date"). The Lenders failure to notify the Borrower of the accrued interest due on any such date shall not affect the Borrower's obligation to pay the interest due on the related Payment Date.

         Section 1.04.  Principal Payments.

                  (a) The outstanding principal amount of each Advance shall be payable in full upon the earliest to occur of (i) demand, (ii) sale by the Company of the Real Estate or (iii) expiration or termination of this Agreement.

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                  (b) The Company shall have the right to prepay the outstanding
Advances in whole or in part, from time to time, without premium or penalty or advance notice.

                  (c) The Company shall remit, in immediately available funds, upon sale of Real Estate underlying an Advance, full repayment of the Advance and all accrued interest thereon.

                  (d) Upon making such principal payments to the Lenders, the Company shall be deemed to have redeemed such collateral from pledge and the collateral documents relating thereto shall be released to the Company.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01.  Representations and Warranties of the Borrower.

                  (a) The Borrower hereby makes the following representations and warranties, as of the date of this Agreement and as of each Funding Date:

                           (i) the Borrower has been duly organized and is
validly existing as a corporation under the Laws of the state of its incorporation;

                           (ii) the Borrower is duly licensed where required as
a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations;

                           (iii) the Borrower has the requisite power and
authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral and the Borrower has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by this Agreement;

                           (iv) the Borrower is able to meet its obligations
when they become due and is not in default (beyond any applicable cure period) under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution and delivery by the Borrower of this Agreement will not result in any violation of any such mortgage, instrument or agreement to which the Borrower is a party or by which its property is bound;

                           (v) (A) all audited and unaudited financial
statements, budgets and certificates of the Borrower or any of its officers furnished to the Lenders are true and complete and do not omit to disclose any material liabilities, contingent or otherwise, or other-facts relevant to the condition of the Borrower; and (B) all such audited financial statements have been prepared in accordance with GAAP;

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                           (vi) no consent, approval, authorization or order of,
registration or filing with, or notice to any governmental authority or court is required under applicable Law in connection with the execution, delivery and performance by the Borrower of this Agreement;

                           (vii) there is no action, proceeding or investigation
pending or, to the best knowledge of the Borrower, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement or any documents relating thereto, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) which might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of this Agreement;

                           (viii) since the date of this Agreement, there has
been no material adverse change in the business, operations, financial condition, properties or business plan of the Borrower, taken as a whole;

                           (ix) the person or persons signatory to this
Agreement and any document executed pursuant to it on behalf of the Borrower have full power and authority to bind the Borrower;

                           (x) the Borrower has not pledged the Collateral to
any entity or person other than to the Lenders

                           (xi) there has been no (A) filing against the
Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction as to which the Borrower fails to secure dismissal within 60 days of such filing, or (B) commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Borrower to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by the Borrower of any general assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due, or the taking of corporate action by the Borrower in furtherance of any of the foregoing.

                           (xii) all representations and warranties made
pursuant to this Agreement are and will be true and correct at the time when made and at all times thereafter under this Agreement or, if limited to a specific date, as of the date to which they refer;

                  (b) The Borrower agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof (i) is material and being relied upon by the Lenders, (ii) is true in all respects as of the date of this Agreement, and (iii) shall survive the execution, termination and expiration of this Agreement.

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         Section 2.02. Representations and Warranties of the Lenders.

                  (a) Each of the Lenders hereby makes the following representations and warranties, as of the date of this Agreement as of each Funding Date:

                           (i) each of the Lenders has been duly organized and
is validly existing as a corporation under the laws jurisdictions of the states of their respective;

                           (ii) each of the Lenders has the requisite power and
authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement to be performed by it;

                           (iii) no consent, approval, authorization or order
of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution and delivery by each of the Lenders of this Agreement;

                           (iv) the person or persons signatory to this
Agreement and any document executed pursuant to it on behalf of each of the Lenders has full power and authority to bind the respective Lenders;

                           (v) this Agreement is valid, binding and enforceable
against Lenders in accordance with its terms; and

                           (vi) the execution, delivery and performance of this
Agreement, and the exhibits attached hereto and the other documents contemplated herein to which each of the Lenders is a party, and the performance by each of the Lenders of all transactions contemplated herein and therein (A) have been duly authorized by all necessary and appropriate corporate action on the part of each of the Lenders, (B) will not violate any provision of the Certificate of Incorporation of each of the Lenders, (C) does not conflict with any term or provision of any other agreement to which each of the Lenders is a party, and
(D) will not cause a breach of any applicable federal, state or municipal governmental law or regulations, or any order, judgment, writ, award, injunction or decree of any court or governmental authority which is binding upon each of the Lenders.

                  (b) Each of the Lenders agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof (i) is material and being relied upon by the Borrower, (ii) is true in all respects as of the date of this Agreement, and (iii) shall survive the execution and termination of this Agreement.

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                                   ARTICLE III
                                EVENTS OF DEFAULT

         Section 3.01. Occurrence of an Event of Default. An "Event of Default" shall occur:

                  (a) immediately in the event that if the Borrower fails to repay the Secured Loan upon the sale of the Collateral;

                  (b) five days after the occurrence of a non-monetary default; provided, however, that an "Event of Default" will not occur until ten days after the occurrence of a non-monetary default if the ability to cure, and substantial effort towards curing, such non-monetary default can be demonstrated in writing satisfactory to each of the Lenders in its sole discretion; provided, further, that if it is not possible or practicable within ten days to cure a non-monetary default, an "Event of Default" shall be deemed to have occurred immediately upon the occurrence of such non-monetary default; or

                  (c) immediately, if the Borrower shall generally not pay any of its respective debts as such debts become due, or the Borrower shall admit in writing its or his inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order of relief or the appointment of a conservator, receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth in this subsection.

                                   ARTICLE IV
                               GENERAL PROVISIONS

         Section 4.01. Amendment; Waivers. This Agreement may be amended from time to time only by written agreement of the parties. No failure on the part of the Lenders to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         Section 4.02. Taxes. All payments made by the Borrower to the Lenders on account of any Loan which are due hereunder shall be made free and clear of, and without reduction by reason of, any taxes, levies, imposts, deductions, charges or withholdings of any nature, including, without limitation, any

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withholding taxes (but excluding any taxes imposed on the overall net income of the Lenders) and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Secured Loan Note, the sum payable shall be increased as may be necessary so that after making all required deductions (including as applicable to additional sums payable under this subsection) the Lenders receives an amount equal to the sum it would have received had no such deductions been made.

         Section 4.03. Costs and Expenses. The Lenders and the Borrower will each be solely responsible for and bear all of their own respective expenses (including, without limitation, the expenses of legal counsel), including, without limitation, accountants and other advisers, incurred at any time in connection with pursuing or consummating the Significant Documents and the transactions contemplated thereby.

                                    ARTICLE V
                                  CONSTRUCTION

         Section 5.01. Entire Agreement. This Agreement, contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to such subject matter.

         Section 5.02. Severability Clause. Any part or provision of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part or provision of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part or provision of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

         Section 5.03. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 5.04. Governing Law. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York, without giving effect to the conflict of

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laws rules therein. The parties hereto hereby consent and agree that the Supreme
Court of New York County, New York or, at the Lenders option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section
6.01 hereof. Nothing in this Agreement shall be deemed or operate to affect the right of the Lenders to serve legal process in any other manner permitted by law, or to preclude the enforcement by the Lenders of any judgement or order obtained in such forum or the taking of any action under this Agreement to enforce the same in any other appropriate forum or jurisdiction.

         Section 5.05. Recitals. The recitals of this Agreement are not intended to constitute substantive provisions hereof.

         Section 5.06. Good Faith. The Borrower and the Lenders shall implement the terms and provisions of this Agreement in good faith in accordance with applicable Law.

         Section 5.07. Waiver of Trial by Jury and Other Waivers by Borrower. The Borrower waives (i) the right to trial by jury (which Lenders hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, contract rights, documents, instruments, chattel paper and guaranties any time held by Lenders on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lenders may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lenders to exercise any of Lenders remedies; (iv) the benefit of all valuation, appraisement and exemption laws; and (v) notice of acceptance hereof. Borrower each acknowledges that the foregoing waivers are a material inducement to Lenders entering into this Agreement and that Lenders are relying upon the foregoing waivers in its future dealings with Borrower. Borrower warrants and represents that it has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.01. Notices. All demands, notices, requests for consent and other communications hereunder shall be in writing and personally delivered, mailed by certified mail, return receipt requested, or telecopied, and shall be deemed to have been duly given upon receipt;

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                           if to the Borrower:

                           Premier Mortgage Corporation
                           66 Powerhouse Road
                           Roslyn Heights, New York 11577
                           Attention: Chief Financial Officer
                           Telephone Number: 516/625-3000
                           Telecopier Number: 516/625-0215


                           with a copy to:

                           Ruskin, Moscou, Evans & Faltischek, P.C.
                           170 Old Country Road
                           Mineola, New York 11501-4366
                           Attention:
                           Telephone Number:  516/663-
                           Telecopier Number:  516/663-

                           if to the Lenders:

                           RF Capital Corp.
                           MIN Capital Corp.
                           Holsteins, Inc.
                           Hanover Hill
                           66 Powerhouse Road
                           Roslyn Heights, New York 11577
                           Attention: Chief Financial Officer
                           Telephone Number: 516/625-3000
                           Telecopier Number: 516/625-0215

or, as to number as notice to any party, at such other address or telecopy shall be designated by such party in a written each other party.

         Section 6.02. Further Agreements. The Borrower and the Lenders each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 6.03. Third-Party Rights; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other Person. The Borrower may neither assign its rights nor delegate its obligations under this Agreement without the prior written consent of the

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Lenders. The Lenders may assign its rights and/or delegate its obligations under this Agreement to an Affiliate or to any successor to all or substantially all of the Lenders or such Affiliates business, in each case, without the consent of the Borrower.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to execute this Agreement as of the date first above written.

                          PREMIER MORTGAGE CORPORATION


                          By:_____________________________________
                                                       , PRESIDENT


                          By:_____________________________________


                          RF CAPITAL CORPORATION


                          By:_____________________________________
                                                       , PRESIDENT


                          MIN CAPITAL CORPORATION


                          By:_____________________________________
                                                        , PRESIDENT


                          HANOVER HILL HOLSTEINS, INC.


                          By:_____________________________________
                                                       , PRESIDENT

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